UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE HANOVER INSURANCE GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 12, 2020

The following Notice of Change of Location relates to the Annual Meeting of Shareholders (the “Annual Meeting”) of The Hanover Insurance Group, Inc. (the “Company”) to be held on Tuesday, May 12, 2020, and the Company’s proxy statement (the “Proxy Statement”) dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 17, 2020. It contains important information related to the Annual Meeting.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

THE HANOVER INSURANCE GROUP, INC.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2020

To the Shareholders of The Hanover Insurance Group, Inc.:

As we stated in our Proxy Statement, we have been monitoring the public health impact of the novel coronavirus outbreak and the COVID-19 illness (the “Pandemic”). We had intended to hold our 2020 Annual Meeting of Shareholders in person at our headquarters in Worcester, MA, as we have done in years past. However, due to the ongoing public health impact of the Pandemic, and in light of various state and federal actions, including the extension of the Commonwealth of Massachusetts’s stay-at-home advisory through May 4, 2020, and to support the health and well-being of our shareholders, directors and employees, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of The Hanover Insurance Group, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020 at 9:00 a.m., Eastern Time, but in light of public health concerns regarding the Pandemic, the Annual Meeting will be held in a virtual, online meeting format only. Shareholders will not be able to physically attend the Annual Meeting.

You are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 16, 2020, the record date for the Annual Meeting. To be admitted to the virtual, online Annual Meeting, you must register in advance at www.proxydocs.com/THG prior to the deadline of May 8, 2020 at 5:00 p.m. (Eastern Time) by entering the control number found on your proxy card, voting instruction form or notice you previously received and other information that we may need to verify your ownership or communicate with you about the Annual Meeting. Although we encourage you to vote in advance of the Annual Meeting, you may vote and submit questions during the Annual Meeting by following the instructions in the Proxy Statement and the rules of procedure available on the meeting website during the Annual Meeting. The list of our shareholders of record will be available for viewing by shareholders during the Annual Meeting for any purpose germane to the meeting through a dedicated link that will be provided to registered attendees.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you attend the Annual Meeting and desire to withdraw your proxy and vote at the meeting, you may do so by following the instructions provided in the Proxy Statement (see “Can I change my vote after I submit my proxy” on page 2 of the Proxy Statement) and on the registration website.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

April 17, 2020

The Proxy Statement and Annual Report to Shareholders, as well as the means of registration for the Annual Meeting, are available at www.proxydocs.com/THG.